Exhibit 99.1

FOR IMMEDIATE RELEASE

SUNOPTA ANNOUNCES FISCAL 2011 AND FOURTH QUARTER 2011 RESULTS

Toronto, March 6, 2012 - SunOpta Inc. (“SunOpta” or “the Company”) (NASDAQ:STKL; TSX:SOY), a leading global company focused on natural, organic and specialty foods, today announced financial results for the quarter and year ended December 31, 2011. All amounts are expressed in U.S. dollars and results are reported in accordance with U.S. GAAP, except where specifically noted.

For the quarter ended December 31, 2011 the Company reported quarterly revenues of $258.5 million versus revenues of $230.6 million for the quarter ended January 1, 2011, a year over year increase of 12.1% . This increase is indicative of continued strength in the natural, organic and specialty foods sectors. Revenues increased 8.8% excluding the impact of acquisitions.

For the quarter ended December 31, 2011 the Company incurred a loss per diluted common share from continuing operations of $0.06 or $4.2 million, compared to earnings from continuing operations of $2.6 million or $0.04 per diluted common share for the quarter ended January 1, 2011. Included in the results for the quarter ended December 31, 2011 was a primarily non-cash charge of approximately $8.7 million after tax or $0.13 per diluted common share, reflecting the write-down of intangible and other long-lived assets and certain inventory at the Company’s Purity Life Health Products and Frozen Foods operations. Adjusting for these items, adjusted earnings from continuing operations1 in the fourth quarter of 2011 were $4.5 million or $0.07 per diluted common share.

For the quarter ended December 31, 2011 the Company realized EBITDA1 of $10.1 million as compared to $15.3 million for the quarter ended January 1, 2011.

For the year ended December 31, 2011 the Company realized revenues of $1,082.1 million versus revenues of $898.3 million for the year ended January 1, 2011, a year over year increase of 20.5% . Revenues increased 11.6% excluding the impact of acquisitions.

For the year ended December 31, 2011 the Company realized earnings per diluted common share from continuing operations of $0.14 or $9.6 million, compared to $0.20 or $13.2 million for the year ended January 1, 2011. Adjusted earnings from continuing operations1 for the year ended December 31, 2011 were $20.2 million or $0.30 per diluted common share, after excluding the effect of the aforementioned write-downs of intangible and other long-lived assets and certain inventory at the Company’s Purity Life Health Products and Frozen Foods operations of approximately $8.7 million after tax or $0.13 per diluted common share, as well as the effect of specific net costs of $2.0 million after tax or $0.03 per diluted common share which we believe are not reflective of normal operations, including severance, rationalization and curtailment charges. The severance, rationalization and curtailment charges were partially offset by gains realized during the year on the sale of the Company’s Mexican fruit processing assets and recognition of decreased contingent consideration liabilities.

For the year ended December 31, 2011 the Company realized EBITDA1 of $52.6 million as compared to $60.8 million for the year ended January 1, 2011.

At December 31, 2011, the Company’s balance sheet reflected a current ratio of 1.35 to 1.00, long-term debt to equity ratio of 0.17 to 1.00 and total debt to equity ratio of 0.54 to 1.00. At December 31, 2011 the Company had total debt outstanding of $162.0 million, an increase of $21.3 million from the period ended January 1, 2011. At December 31, 2011 the Company had total assets of $631.5 million and a net book value of $4.55 per outstanding share.

Steve Bromley, President and Chief Executive Officer of SunOpta commented, “Our results from continuing operations reflect continued growth in the core natural and organic foods categories within which we operate, and also reflect the impact of the difficult commodity environment over the course of this past year. We have recently undertaken to streamline our operations and organization structure, addressing underperforming food based operations and targeting improved earnings predictability and return on assets. We continue to be confident in our strategy and are encouraged by the number of new initiatives and opportunities we have in the pipeline. We believe we are well positioned in the natural and organic foods sector and are confident in our future prospects.”

The Company plans to host a conference call at 10:00 A.M. Eastern Time on Wednesday, March 7th, 2012 to discuss the fourth quarter and year ended December 31, 2011 results and recent corporate developments. The conference call can be accessed via a link at the Company’s website at www.sunopta.com. Additionally, the call may be accessed with the toll free dial-in number 1-877-312-9198 or 631-291-4622. A replay number can also be accessed between March 7th and 14th with the toll free dial-in number 1–855-859-2056 or 404-537-3406 followed by pass code: 46853475#.

1See discussion of non-GAAP measures

About SunOpta Inc.

SunOpta Inc. is a leading global company focused on natural, organic and specialty foods products. The company specializes in sourcing, processing and packaging of natural and organic food products, integrated from seed through packaged products; with a focus on strategically vertically integrated business models. The Company’s core natural and organic food operations focus on value-added grains, fiber and fruit based product offerings, supported by a global infrastructure. The company has two non-core holdings, a 66.2% ownership position in Opta Minerals Inc., listed on the Toronto Stock Exchange, a producer, distributor, and recycler of environmentally friendly industrial materials; and a minority ownership position in Mascoma Corporation, an innovative biofuels company.

Forward-Looking Statements

Certain statements included in this press release may be considered “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995 and applicable Canadian securities legislation, which are based on information available to us on the date of this release. These forward-looking statements include, but are not limited to, statements regarding our continued growth in core categories, our efforts to streamline our operations and organization structure to address underperforming food based operations, statements regarding new initiatives and opportunities we have in the pipeline, and statements regarding the expected impact of these efforts and initiatives on annual operating expenses, future cash flows and future earnings. The terms and phrases “continued”, “improved”, “positioned”, “believe” and other similar terms and phrases are intended to identify these forward looking statements. Forward looking statements are based on information available to us on the date of this release and are based on estimates and assumptions made by the Company in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors the Company believes are appropriate in the circumstances including, but not limited to, general economic conditions, consumer interest in health and wellness, product pricing levels, current customer demand, planned facility and operational expansions, competitive intensity, cost rationalization and product development initiatives. Whether actual timing and results will agree with expectations and predications of the Company is subject to many risks and uncertainties including, but not limited to, global economic conditions, consumer spending patterns and changes in market trends, decreases in customer demand, potential failure of product development, working capital management and continuous improvement initiatives, availability and pricing of raw materials and supplies, and other risks described from time to time under “Risk Factors” in the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q (available at www.sec.gov). Consequently all forward-looking statements made herein are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by the Company will be realized.

For further information, please contact:

SunOpta Inc.

Steve Bromley, President & CEO
Tony Tavares, Vice President & COO
Robert McKeracher, Vice President & CFO
John Dietrich, Vice President, Corporate Development
Susan Wiekenkamp, Information Officer
Tel: 905-455-2528, ext 103
susan.wiekenkamp@sunopta.com
Website: www.sunopta.com

SunOpta Inc.
Consolidated Statements of Operations
For the quarter ended December 31, 2011 and January 1, 2011
Unaudited
(Expressed in thousands of U.S. dollars, except per share amounts)

	Quarter ended	Quarter ended
	December 31,	January 1,
	2011	2011	Change
	$	$	%
Revenues	258,514	230,582	12.1%

Cost of goods sold	229,021	194,886	17.5%

Gross profit	29,493	35,696	-17.4%

Selling, general and administrative expenses	22,928	24,816	-7.6%
Intangible asset amortization	1,321	1,201	10.0%
Other expense, net	7,603	2,133	256.4%
Foreign exchange gain	(65)	(158)	58.9%

Earnings from continuing operations before the following	(2,294)	7,704	-129.8%

Interest expense, net	2,302	2,124	8.4%

Earnings from continuing operations before income taxes	(4,596)	5,580	-182.4%

(Recovery of) provision for income taxes	(519)	2,781	-118.7%

Earnings from continuing operations	(4,077)	2,799	-245.6%

Discontinued operations
(Loss) earnings from discontinued operations, net of taxes	(3,362)	4	n/a
Gain on sale of discontinued operations, net of taxes	-	(726)	100.0%

Loss from discontinued operations, net of taxes	(3,362)	(722)	-365.7%

(Loss) earnings	(7,439)	2,077	-458.2%

Earnings attributable to non-controlling interests	113	157	-28.0%

(Loss) earnings attributable to SunOpta Inc.	(7,552)	1,920	-493.3%

(Loss) earnings per share - basic
-from continuing operations	(0.06)	0.04
-from discontinued operations	(0.05)	(0.01)
	(0.11)	0.03
(Loss) earnings per share - diluted
-from continuing operations	(0.06)	0.04
-from discontinued operations	(0.05)	(0.01)
	(0.11)	0.03

SunOpta Inc.
Consolidated Statements of Operations
For the year ended December 31, 2011 and January 1, 2011
Unaudited
(Expressed in thousands of U.S. dollars, except per share amounts)

	Year ended	Year ended
	December 31, 2011	January 1, 2011	Change
	$	$	%
Revenues	1,082,076	898,309	20.5%

Cost of goods sold	950,345	756,818	25.6%

Gross profit	131,731	141,491	-6.9%

Selling, general and administrative expenses	92,078	95,486	-3.6%
Intangible asset amortization	5,512	4,675	17.9%
Other expense, net	5,097	10,945	-53.4%
Goodwill impairment	-	1,654	-100.0%
Foreign exchange loss (gain)	947	(1,652)	157.3%

Earnings from continuing operations before the following	28,097	30,383	-7.5%

Interest expense, net	8,839	9,749	-9.3%

Earnings from continuing operations before income taxes	19,258	20,634	-6.7%

Provision for income taxes	8,047	6,058	32.8%

Earnings from continuing operations	11,211	14,576	-23.1%

Discontinued operations
Loss from discontinued operations, net of taxes	(4,350)	(15,092)	71.2%
Gain on sale of discontinued operations, net of taxes	71	62,950	-99.9%

(Loss) earnings from discontinued operations, net of taxes	(4,279)	47,858	-108.9%

Earnings	6,932	62,434	-88.9%

Earnings attributable to non-controlling interests	1,636	1,368	19.6%

Earnings attributable to SunOpta Inc.	5,296	61,066	-91.3%

Earnings (loss) per share – basic
-from continuing operations	0.15	0.20
-from discontinued operations	(0.07)	0.73
	0.08	0.94
Earnings (loss) per share – diluted
-from continuing operations	0.14	0.20
-from discontinued operations	(0.06)	0.72
	0.08	0.92

SunOpta Inc.
Consolidated Balance Sheets
As at December 31, 2011 and January 1, 2011
Unaudited
(Expressed in thousands of U.S. dollars, except per share amounts)

	December 31, 2011	January 1, 2011
	$	$
Assets

Current assets
Cash and cash equivalents	2,378	2,335
Accounts receivable	94,177	98,777
Inventories	240,852	200,278
Prepaid expenses and other current assets	21,625	30,023
Current income taxes recoverable	1,503	-
Deferred income taxes	4,773	870
Current assets held for sale	-	424
	365,308	332,707

Investments	33,845	33,345
Property, plant and equipment	120,734	115,200
Goodwill	49,387	48,174
Intangible assets	48,624	60,200
Deferred income taxes	11,751	11,889
Other assets	1,854	2,930
Non-current assets held for sale	-	4,855

	631,503	609,300

Liabilities

Current liabilities
Bank indebtedness	109,718	75,910
Accounts payable and accrued liabilities	120,228	122,743
Customer and other deposits	843	2,858
Income taxes payable	1,229	973
Other current liabilities	1,419	7,674
Current portion of long-term debt	35,198	22,247
Current portion of long-term liabilities	995	493
Currrent liabilities held for sale	-	1,028
	269,630	233,926

Long-term debt	17,066	42,485
Long-term liabilities	5,586	6,596
Deferred income taxes	24,273	20,808
Non-current liabilities held for sale	-	358
	316,555	304,173

Equity
SunOpta Inc. shareholders’ equity
Capital Stock	182,108	180,661
65,796,398 common shares (January 1, 2011 - 65,500,091)
Additional paid in capital	14,134	12,336
Retained earnings	100,508	95,212
Accumulated other comprehensive income	2,382	2,833
	299,132	291,042
Non-controlling interest	15,816	14,085
Total equity	314,948	305,127

	631,503	609,300

SunOpta Inc.
Consolidated Statements of Cash Flows
For the quarter ended December 31, 2011 and January 1, 2011
Unaudited
(Expressed in thousands of U.S. dollars, except per share amounts)

	Quarter ended	Quarter ended
	December 31, 2011	January 1, 2011
	$	$

Cash provided by (used in)

Operating activities
(Loss) earnings	(7,439)	2,077
Loss from discontinued operations	(3,362)	(722)
(Loss) earnings from continuing operations	(4,077)	2,799

Items not affecting cash
Depreciation and amortization	4,839	5,492
Unrealized gain on foreign exchange	(246)	(388)
Deferred income taxes	(3,383)	2,627
Stock-based compensation	554	897
Loss on disposal of property, plant and equipment	39	59
Impairment of long-lived assets	7,868	89
Unrealized loss (gain) on derivative instruments	4,111	(1,831)
Other	384	616
Changes in non-cash working capital	(12,998)	(25,946)
Net cash flows from operations - continuing operations	(2,909)	(15,586)
Net cash flows from operations - discontinued operations	-	(566)
	(2,909)	(16,152)
Investing activities
Acquisition of business, net of cash acquired	(2,961)	(43,761)
Purchases of property, plant and equipment, net	(1,999)	(6,089)
Proceeds on sale of property, plant and equipment	1,755	36
Payment of deferred purchase consideration	(233)	(667)
Purchases of patents, trademarks and other intangible assets	-	(262)
Other	(910)	290
Cash flows from investing activities - continuing operations	(4,348)	(50,453)
Cash flows from investing activities - discontinued operations	-	(326)
	(4,348)	(50,779)
Financing activities
Increase in line of credit facilities	3,317	53,453
Borrowings under long-term debt	2,913	30,125
Proceeds from the issuance of common shares	166	1,033
Repayment of long-term debt	(4,545)	(36,096)
Other	114	(56)
Cash flows from financing activities - continuing operations	1,965	48,459

Foreign exchange gain on cash held in a foreign currency	144	167

Decrease in cash and cash equivalents during the period	(5,148)	(18,305)

Discontinued operations cash activity included above:
Add: Balance included at beginning of period	-	4
Less: Balance included at end of period	-	(308)

Cash and cash equivalents - beginning of the period	7,526	20,944

Cash and cash equivalents - end of the period	2,378	2,335

SunOpta Inc.
Consolidated Statements of Cash Flows
For the year ended December 31, 2011 and January 1, 2011
Unaudited
(Expressed in thousands of U.S. dollars, except per share amounts)

	Year ended	Year ended
	December 31, 2011	January 1, 2011
	$	$

Cash provided by (used in)
Operating activities
Earnings	6,932	62,434
(Loss) earnings from discontinued operations	(4,279)	47,858
Earnings from continuing operations	11,211	14,576

Items not affecting cash
Depreciation and amortization	19,447	17,842
Unrealized gain on foreign exchange	(268)	(977)
Deferred income taxes	2,144	2,448
Stock-based compensation	2,090	2,764
(Gain) loss on disposal of property, plant and equipment	(3,201)	59
Goodwill impairment	-	1,654
Impairment of long-lived assets	7,868	7,984
Unrealized loss (gain) on derivative instruments	839	(1,503)
Other	693	24
Changes in non-cash working capital	(44,697)	(34,594)
Net cash flows from operations - continuing operations	(3,874)	10,277
Net cash flows from operations - discontinued operations	(1,718)	(8,969)
	(5,592)	1,308
Investing activities
Acquisition of business, net of cash acquired	(5,461)	(43,761)
Purchases of property, plant and equipment, net	(17,312)	(19,372)
Proceeds on sale of property, plant and equipment	4,528	36
Payment of deferred purchase consideration	(233)	(1,388)
Purchases of patents, trademarks and other intangible assets	(81)	(662)
Other	(949)	328
Cash from investing activities - continuing operations	(19,508)	(64,819)
Cash from investing activities - discontinued operations	(308)	51,972
	(19,816)	(12,847)
Financing activities
Increase in line of credit facilities	36,503	14,328
Borrowings under long-term debt	4,825	30,217
Proceeds from the issuance of common shares	1,155	1,883
Repayment of long-term debt	(17,968)	(52,423)
Financing costs	(186)	(642)
Other	916	(169)
Cash from financing activities - continuing operations	25,245	(6,806)

Foreign exchange (loss) gain on cash held in a foreign currency	(102)	265

Decrease in cash and cash equivalents during the period	(265)	(18,080)

Discontinued operations cash activity included above:
Add: Balance included at beginning of period	308	18,971
Less: Balance included at end of period	-	(308)

Cash and cash equivalents - beginning of the period	2,335	1,752

Cash and cash equivalents - end of the period	2,378	2,335

SunOpta Inc.
Segmented Information
For the quarter ended December 31, 2011 and January 1, 2011
Unaudited
(Expressed in thousands of U.S. dollars)

	Quarter ended
	December 31, 2011
	SunOpta		Corporate
	Foods	Opta Minerals	Services	Consolidated
	$	$	$	$
Total revenues from external customers	235,889	22,625	-	258,514

Segment Operating Income (Loss)	5,295	1,361	(1,347)	5,309

SunOpta Foods has the following segmented reporting:

	Quarter ended
	December 31, 2011
	Grains and	Ingredients	Fruit	International	SunOpta
	Foods Group	Group	Group	Foods Group	Foods
	$	$	$	$	$
Total revenues from external customers	117,224	12,991	33,977	71,697	235,889

Segment Operating Income (Loss)	6,851	443	(3,370)	1,371	5,295

	Quarter ended
	January 1, 2011
	SunOpta		Corporate
	Foods	Opta Minerals	Services	Consolidated
	$	$	$	$
Total revenues from external customers	209,207	21,375	-	230,582

Segment Operating Income (Loss)	10,890	1,529	(2,582)	9,837

SunOpta Foods has the following segmented reporting:

	Quarter ended
	January 1, 2011
	Grains and	Ingredients	Fruit	International	SunOpta
	Foods Group	Group	Group	Foods Group	Foods
	$	$	$	$	$
Total revenues from external customers	107,832	15,431	31,336	54,608	209,207

Segment Operating Income (Loss)	8,813	2,850	(26)	(747)	10,890

(Operating Income (Loss) is defined as “Earnings before the following” excluding the impact of “Other (income) expense, net” and "Goodwill impairment")

SunOpta Inc.
Segmented Information
For the year ended December 31, 2011 and January 1, 2011
Unaudited
(Expressed in thousands of U.S. dollars)

	Year ended
	December 31, 2011
	SunOpta		Corporate
	Foods	Opta Minerals	Services	Consolidated
	$	$	$	$
Total revenues from external customers	988,956	93,120	-	1,082,076

Segment Operating Income (Loss)	33,386	7,577	(7,769)	33,194

SunOpta Foods has the following segmented reporting:

	Year ended
	December 31, 2011
	Grains and	Ingredients	Fruit	International	SunOpta
	Foods Group	Group	Group	Foods Group	Foods
	$	$	$	$	$
Total revenues from external customers	479,195	56,356	148,162	305,243	988,956

Segment Operating Income (Loss)	22,813	4,611	(2,853)	8,815	33,386

	Year ended
	January 1, 2011
	SunOpta		Corporate
	Foods	Opta Minerals	Services	Consolidated
	$	$	$	$
Total revenues from external customers	817,441	80,868	-	898,309

Segment Operating Income (Loss)	46,442	7,753	(11,213)	42,982

SunOpta Foods has the following segmented reporting:

	Year ended
	January 1, 2011
	Grains and	Ingredients	Fruit	International	SunOpta
	Foods Group	Group	Group	Foods Group	Foods
	$	$	$	$	$
Total revenues from external customers	364,905	68,363	144,451	239,722	817,441

Segment Operating Income	28,003	13,172	4,095	1,172	46,442

(Operating Income (Loss) is defined as “Earnings before the following” excluding the impact of “Other (income) expense, net” and "Goodwill impairment")

1Non-GAAP Measures

In addition to reporting financial results in accordance with generally accepted accounting principles (“GAAP”), the Company provides information regarding Operating Income and Earnings before interest, taxes, depreciation and amortization (“EBITDA”) as additional information about its operating results, which are not measures in accordance with GAAP. The Company believes that these non-GAAP measures assist investors in comparing performance across reporting periods on a consistent basis by excluding items that are not indicative of the Company’s core operating performance. The non-GAAP measures of operating income and EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.

The Company defines Operating Income as “Earnings from continuing operations before the following” excluding the impact of “Other (income) expense, net” and “Goodwill impairment”; and EBITDA as Operating Income plus depreciation and amortization. The following is a tabular presentation of Operating income and EBITDA, including a reconciliation to GAAP earnings (loss) from continuing operations, which the Company believes to be the most directly comparable GAAP financial measure:

	Quarter ended	Quarter ended
	December 31, 2011	January 1, 2011
	$	$

(Loss) earnings from continuing operations	(4,077)	2,799

(Recovery of) provision for income taxes	(519)	2,781
Interest expense, net	2,302	2,124
Other expense, net	7,603	2,133
Operating income	5,309	9,837
Depreciation and amortization	4,839	5,492
Earnings before interest, taxes, depreciation and amortization (EBITDA)	10,148	15,329

	Year ended	Year ended
	December 31, 2011	January 1, 2011
	$	$

Earnings from continuing operations	11,211	14,576

Provision for income taxes	8,047	6,058
Interest expense, net	8,839	9,749
Other expense, net	5,097	10,945
Goodwill impairment	-	1,654
Operating income	33,194	42,982
Depreciation and amortization	19,447	17,842
Earnings before interest, taxes, depreciation and amortization (EBITDA)	52,641	60,824

The Company also reported Adjusted earnings from continuing operations and Adjusted earnings from continuing operations per diluted share for the periods presented. Adjusted earnings from continuing operations and Adjusted earnings from continuing operations per diluted share are also non-GAAP financial measures. During the quarter and year ended December 31, 2011, the Company recognized specific charges and recorded certain gains that we do not believe are reflective of normal business operations. We have adjusted the Loss attributable to SunOpta Inc. and the Loss Attributable on a per diluted share basis to exclude the effect of these charges and gains to arrive at Adjusted earnings from continuing operations and Adjusted earnings from continuing operations per diluted share. The following is a tabular presentation of Adjusted earnings from continuing operations and Adjusted earnings from continuing operations per diluted share, including a reconciliation to GAAP Loss attributable to SunOpta Inc. and GAAP Loss attributable to SunOpta Inc. on a per diluted share basis, which the Company believes to be the most directly comparable GAAP financial measures.

Following is a calculation of our Adjusted earnings from continuing operations and Adjusted earnings from continuing operations per diluted share for the quarter ended December 31, 2011.

		Adjusted earnings
	Quarter ended	per diluted share
	December 31, 2011	for the quarter
	$	$

Loss attributable to SunOpta Inc.	(7,552)	(0.11)
Loss from discontinued operations, net of taxes	3,362	0.05
Earnings from continuing operations attributable to SunOpta Inc.	(4,190)	(0.06)

Adjusted for:
Write-down of intangible and other long-lived assets at Purity Life Health Products , net of taxes of $1,615	5,895	0.09
Write-down of certain inventory and long-lived assets at Frozen Foods operations, net of taxes of $1,507	2,668	0.04
Costs to curtail and/or retrofit facilities at the Ingredients Group, as well as integration costs at Lorton's, net of taxes of $602	1,066	0.02
Reduction of fair value of contingent consideration liability for Dahlgren and Edner	(945)	(0.01)
Adjusted earnings from continuing operations	4,494	0.07

Following is a calculation of our Adjusted earnings from continuing operations and Adjusted earnings from continuing operations per diluted share for the year ended December 31, 2011.

		Adjusted earnings
	Year ended	per diluted share
	December 31, 2011	for the year
	$	$

Earnings attributable to SunOpta Inc.	5,296	0.08
Loss from discontinued operations, net of taxes	4,279	0.06
Earnings from continuing operations attributable to SunOpta Inc.	9,575	0.14

Adjusted for:
Write-down of intangible and other long-lived assets at Purity Life Health Products, net of taxes of $1,615	5,895	0.09
Costs to curtail and/or retrofit facilities at the Ingredients Group, as well as integration costs at Lorton's, net of taxes of $1,103	1,952	0.03
Other severance, rationalization, de-listing and acquisition-related costs, net of taxes of $741	1,939	0.03
Write-down of certain inventory and long-lived assets at Frozen Foods operations, offset by gains on sale of Mexican processing assets, net of taxes of $859	1,235	0.02
Costs to fill expeller pressed oil contracts at a loss due to dispute with Colorado Mills, net of taxes of $486	861	0.01
Reduction of fair value of contingent consideration liability for Dahlgren and Edner	(1,235)	(0.02)
Adjusted earnings from continuing operations	20,222	0.30